                                                                  Exhibit 3.27.1

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                     NATIONAL STEEL AND SHIPBUILDING COMPANY


                We, the undersigned President and Secretary of National Steel and Shipbuilding Company, a corporation organized and existing under and by virtue of the General Corporation Law of the Sate of Nevada, DO HEREBY CERTIFY:

                That the Board of Directors of said corporation by unanimous written consent adopted a resolution to amend the original Articles as follows:

                        RESOLVED, that the Articles of Incorporation be amended
                by amending the first paragraph of Article FOURTH as follows and by adding Article FOURTEENTH and FIFTEENTH to the Articles of Incorporation to read as follows:

                "The first paragraph of Article FOURTH of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                        FOURTH: (a) The corporation is authorized to issue two
                classes of shares of stock to be designated "Common Stock" and "Preferred Stock," respectively. The number of authorized shares of Common Stock is Ten Thousand (10,000) shares, par value $10 per share, and the number of authorized shares of Preferred Stock is Ten Thousand Shares (10,000) shares, no par value.

                        (b) The Preferred Stock shares may be issued from time
                to time in any number of series as determined by the board. The board may by resolution ix the designation and number of any such series. The board may thereafter in the same manner increase or decrease the number of shares of any series (but not below the number of shares of that series outstanding).

                        (c) The board may determine, alter or revoke the
                designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions granted or imposed upon any wholly unissued class or series of shares of Preferred Stock."

                "Articles FOURTEENTH and FIFTEENTH of the Articles are hereby added to the Articles of Incorporation of the Corporation to read in their entirety as follows:

                        FOURTEENTH: To the full extent permitted by the General
                Corporation Law of the State of Nevada or any other applicable laws presently or hereafter in effect, no director or officer of the corporation shall be personally liable to the corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director or officer of the corporation. Any repeal or modification of this Article FOURTEENTH shall not adversely affect any right or protection of a director of the corporation existing immediately prior to such repeal or modification."

                        FIFTEENTH: Each person who is or was or had agreed to
                become a director or officer of the corporation, or each such person who is or was serving or who had agreed to serve at the request of the corporation as an employee or agent of the corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the corporation to the full extent permitted by the General Corporation Law of the State of Nevada or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article FIFTEENTH. Any repeal or modification of this Article FIFTEENTH shall not adversely affect any right or protection existing hereunder immediately prior to such appeal or modification."

                The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 1,000; that the said amendment has been consented to and approved by the vote of the holders of a majority of the issued and outstanding stock entitled to vote.

                IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed and acknowledged by its President and Assistant Secretary, this 17th day of April, 1989.


                                           /s/ Richard H. Vortmann
                                           _________________________________
                                           Richard H. Vortmann,
                                           President

                                           /s/ Ralph D. Jacobs
                                           _________________________________
                                           Ralph D. Jacobs,
                                           Secretary

STATE OF CALIFORNIA                         )
                                            ) ss:
COUNTY OF SAN DIEGO                         )

On April 17, 1989 before me, the undersigned, a Notary Public in and for said State, personally appeared Richard H. Vortmann and Ralph D. Jacobs, personally known to me or proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged that they executed it.

WITNESS my hand and official seal.



Signature /s/ Kristine S. Karila
          _____________________________________